Exhibit 24

                                POWER OF ATTORNEY


          The undersigned, a member of the Board of Directors and/or as Officer of CE CASECNAN WATER AND ENERGY COMPANY, INC., a corporation registered in the Republic of the Philippines (the "Company"), hereby constitutes and appoints Douglas L. Anderson and Steven A. McArthur and each of them as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company's Form 10-K Annual Report for the fiscal year ending December 31, 1999 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of March 21, 2000.

/s/ David L. Sokol                               /s/ Gregory E. Abel
DAVID L. SOKOL                                   GREGORY E. ABEL


/s/ Patrick J. Goodman                           /s/ David A. Baldwin
PATRICK J. GOODMAN                               DAVID A. BALDWIN


/s/ Marivic Espiritu                             /s/ Jose Jaime Cruz
MARIVIC ESPIRITU                                 JOSE JAIME CRUZ


/s/ Robert S. Silberman                          /s/ Rachael Hernandez
ROBERT S. SILBERMAN                              RACHAEL HERNANDEZ